UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2026

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)		73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends and restates the Form 8-K filed by Paycom Software, Inc. on February 19, 2026. This Form 8-K/A is being filed solely to include the conformed signature of the signatory to the Form 8-K, which was inadvertently omitted from the prior filing. No other modifications have been made to the original filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On February 18, 2026, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) appointed Shane Hadlock, as President of the Company. Mr. Hadlock’s new title is President and Chief Client Officer, and he will perform the functions of the Company’s sole principal operating officer. Randy Peck, the Company’s Chief Operating Officer, will report to Mr. Hadlock. Chad Richison will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board. In connection with Mr. Hadlock’s promotion, his annual base salary was increased to $700,000.

Prior to his promotion, Mr. Hadlock, 51, had served as the Company’s Chief Client Officer from October 2024 to August 2025 and as Chief Client Officer and Chief Technology Officer from August 2025 to February 2026. He works with groups across the Company, including operations, implementation and IT, and has more than 30 years of technology experience, including nearly 14 years at the Company. Mr. Hadlock served as the Company’s Executive Vice President of Information Technology and Information Security from May 2018 to October 2024, following six years as the Company’s Director of IT. Before joining the Company, he served for 10 years in a number of leadership roles at Hertz. He earned his bachelor’s degree in computer science and a Master of Business Administration at the University of Central Oklahoma.

There are no arrangements or understandings between Mr. Hadlock and any other person pursuant to which Mr. Hadlock was named President of the Company. Mr. Hadlock does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Hadlock does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2026, the Board approved amended and restated bylaws of the Company (as so amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws reflect an updated description of the role of the President, such that the President’s duties may be assigned by the Board or the Chief Executive Officer, rather than the Board alone, and the President’s performance of his duties is subject to the direction of the Board or the Chief Executive Officer, rather than the Board alone. The Amended and Restated Bylaws also include an updated definition of “Principal Competitor,” as such term is used in the advance notice provisions. Previously, the definition of “Principal Competitor” referenced competitors of the Company identified in certain filings with the Securities and Exchange Commission made by the Company. Pursuant to the Amended and Restated Bylaws, “Principal Competitor” means any entity that the Board determines, in good faith, provides products or services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 19, 2026, the Company issued a press release announcing Mr. Hadlock’s appointment as President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Paycom Software, Inc.

99.1	Press release issued February 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date:	February 19, 2026	By:	/s/ Robert D. Foster
Robert D. Foster
Chief Financial Officer